EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statements No. 33-81718, 33-89474, 333-19777, 333-14799, 333-
02877, 333-03881, 333-03677 and 333-02812 of C-Cube Microsystems
Inc. on Form S-8 of our reports dated January 15, 1997, appearing in this Annual Report on Form 10-K of C-Cube Microsystems Inc. for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Jose, California
March 14, 1997